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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 of Unocal Corporation (File No. 33-63719) of our report dated February 16, 1998, on our audits of the consolidated financial statements and financial statement schedule of Unocal Corporation and its subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in Unocal Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. Our report includes an explanatory paragraph with respect to the change in method of accounting for impairment of long-lived assets and long-lived assets to be disposed of in 1995. We also consent to the reference to our firm under the caption "Experts."

PricewaterhouseCoopers LLP

Los Angeles, California
February 18, 1999